As filed with the Securities and Exchange Commission on November 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GARTNER, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3099750
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7700

(203) 964-0096

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Kim

Executive Vice President, Chief Legal Officer & Corporate Secretary

Gartner, Inc.

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7700

(203) 964-0096

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

S. Neal McKnight, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

GARTNER, INC.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Gartner, Inc. (“Gartner,” “we,”, “us” or “our”) may, from time to time, in one or more series, offer to sell the securities identified above. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.

Our common stock is listed on the New York Stock Exchange under the symbol “IT”.

We may offer and sell the securities, on a delayed or continuous basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

Investing in the securities involves certain risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See “Risk Factors” beginning on page 7 in Gartner’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement for a description of the factors you should consider before deciding to invest in any of our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 12, 2025

We have not authorized anyone to provide you with information other than the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information,” or any free writing prospectus that Gartner files with the Securities and Exchange Commission. We do not take any responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus or the date of the relevant incorporated document, as applicable. Our business, financial condition, results of operations or prospects may change after such date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the registrant has filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, Gartner may offer the securities described in this prospectus in one or more offerings. Each time Gartner sells securities, it will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”

Unless the context otherwise requires, in this prospectus, “we,” “our” or “us” refers to Gartner.

WHERE YOU CAN FIND MORE INFORMATION

Gartner is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov or on our Internet site at http://www.gartner.com. Except for the documents referred to under this caption “Where You Can Find More Information” in this prospectus or any accompanying prospectus supplement which are specifically incorporated by reference into this prospectus or any accompanying prospectus supplement, information contained on Gartner’s website or that can be accessed through its website is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement. Gartner has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

The registrant has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and prior to the termination of the applicable offering of securities by means of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

Annual Report of Gartner, Inc. on Form 10-K for the fiscal year ended December 31, 2024, filed on February 13, 2025 (our “2024 Form 10-K”) (including the information specifically incorporated by reference therein by reference to Gartner, Inc.’s Definitive Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, filed on April 15, 2025) (File No. 001-14443);

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Quarterly Reports of Gartner, Inc. on Form 10-Q for the three months ended March 31, 2025, filed on May 6, 2025, for the three months ended June  30, 2025, filed on August 5, 2025 and for the three months ended September  30, 2025, filed on November 4, 2025 (File No. 001-14443);

•	Current Reports of Gartner, Inc. on Form 8-K filed on January 7, 2025, June 3, 2025 and September 12, 2025 (File No. 001-14443);

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The description of Gartner, Inc.’s common stock contained in Gartner, Inc.’s Registration Statement on Form 8-A, dated July  6, 2005 and Form 8-A/A dated November 30, 2006, as such description may be updated from time to time (File No. 001-14443); and

•

All documents filed by Gartner, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the applicable offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents in writing or by telephone at the following address and telephone number:

Gartner, Inc.

P.O. Box 10212

56 Top Gallant Road

Stamford, Connecticut 06902

(203) 964-0096

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions, projections or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expect,” “should,” “could,” “believe,” “plan,” “anticipate,” “estimate,” “predict,” “potential,” “continue” or other words of similar meaning.

We operate in a very competitive and rapidly changing environment that involves numerous known and unknown risks and uncertainties, some of which are beyond our control. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future quarterly and annual revenues, operating income, results of operations and cash flows, as well as any forward-looking statement, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the SEC.

Forward-looking statements are subject to risks, estimates and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those identified elsewhere in this prospectus, the applicable prospectus supplement or our most recent Annual Report on Form 10-K, including those factors described under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” in Item 1A in our most recent Annual Report on Form 10-K and on page 5 of this prospectus, and in other filings with the SEC that are incorporated by reference herein. Readers should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Forward-looking included or incorporated by reference in this prospectus speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

GARTNER

Gartner delivers actionable, objective business and technology insights that drive smarter decisions and stronger performance on an organization’s mission-critical priorities. We are a trusted advisor and an objective resource for close to 14,000 enterprises in approximately 90 countries and territories— across all major functions, in every industry and enterprise size. We deliver our products and services globally through three business segments – Business and Technology Insights (“Insights’), Conferences and Consulting, as described below.

•

Insights equips executives and their teams from every function and across all industries with actionable, objective business and technology insights, guidance and tools. Our experienced experts deliver all this value informed by a combination of practitioner-sourced and data-driven research to help our clients address their mission critical priorities.

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Conferences provides executives and teams across an organization the opportunity to learn, share and network. From our Gartner Symposium/Xpo series, to industry-leading conferences focused on specific business roles and topics, to peer-driven sessions, our offerings enable attendees to experience the best of Gartner insight and guidance.

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Consulting serves senior executives leading technology-driven strategic initiatives leveraging the power of Gartner’s actionable, objective insight. Through custom analysis and on-the-ground support we enable optimized technology investments and stronger performance on our clients’ mission critical priorities.

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 56 Top Gallant Road, Stamford, Connecticut 06902. Our general telephone number is (203) 964-0096. Our Internet address is www.gartner.com and the investor relations section of our website is located at investor.gartner.com. The information on our website is not part of this prospectus supplement. For further information about our business, we refer you to the documents incorporated by reference herein and referred to under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in securities issued by Gartner involves risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our 2024 Form 10-K, which is incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF SECURITIES

We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may offer and sell the securities, on a delayed or continuous basis, to or through one or more underwriters, dealers or agents, or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them. Any underwriters, dealers or agents participating in such offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell shares of our common stock, par value $0.0005 per share (“common stock”).

We are authorized to issue 250,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”).

The principal stock exchange on which our common stock is listed is the New York Stock Exchange under the symbol “IT”. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

The following description of the material terms of our common stock is not complete and is qualified in its entirety by reference to our restated certificate of incorporation and our by-laws, which are included as exhibits to the registration statement that includes this prospectus.

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters submitted for action by our stockholders. There is no provision for cumulative voting with regard to the election of directors.

Dividend and Liquidation Rights

Subject to the preferences applicable to any shares of preferred stock outstanding at any time, holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors from funds legally available therefor and are entitled, in the event of a liquidation, to share ratably in all assets available for distribution after payment of all debts.

Other Rights

The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Additionally, a stockholder or group of stockholders may nominate director candidates and have the candidates included in our proxy materials, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our amended and restated articles of incorporation and our by-laws.

Anti-Takeover Provisions of our Articles of Incorporation, our By-Laws and Delaware Law

Various provisions contained in our amended and restated articles of incorporation, our by-laws and Delaware law could delay or discourage some transactions involving an actual or potential change in control of Gartner or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Provisions in our amended and restated articles of incorporation and our by-laws:

•	authorize our board of directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by the board of directors at the time of issuance;

•	do not authorize cumulative voting;

•	authorize the board of directors to amend, alter or repeal the by-laws and to adopt new by-laws;

•	provide that only the board of directors or the chief executive officer may call a special meeting of the stockholders;

•	in connection with stockholder meetings, provide an advanced written notice procedure with respect to stockholder nomination for directors and bringing other business; and

•

provide that our directors may fill any vacancies on our board of directors, including newly created board seats resulting from an increase in the authorized number of directors and vacancies resulting from the death, resignation, retirement, disqualification, removal from office or other cause.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which regulates, subject to some exceptions, acquisitions of publicly held Delaware corporations. In general, Section 203 prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person becomes an interested stockholder, unless:

•	our board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85 percent of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date the person became an interested stockholder, our board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10 percent or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder;

•	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested stockholders; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of a corporation’s voting stock.

Preferred Stock; Depositary Shares

Our Board of Directors is authorized, absent any limitations prescribed by law, without stockholder approval, to issue up to an aggregate of 5,000,000 shares of preferred stock, in one or more series, each of the series to have rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Debt Securities—Senior Debt Securities and Subordinated Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case, with the specific terms and conditions set forth in a supplemental indenture or company order. Unless otherwise specified in the applicable prospectus supplement, our senior debt securities will be issued in one or more series under an Indenture to be entered into between Gartner and U.S. Bank Trust Company, National Association, as

trustee, which is referred to as the “senior indenture.” U.S. Bank Trust Company, National Association will also be appointed to act as the paying agent, conversion agent, registrar and custodian with regard to the senior debt securities. The senior indenture relating to our senior debt securities is filed as an exhibit to the registration statement of which this prospectus is a part.

Our subordinated debt securities will be issued in one or more series under a separate indenture, referred to as the “subordinated indenture,” to be entered into between us and a trustee to be named in the applicable prospectus supplement.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Gartner expects the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The debt securities and the indentures under which the debt securities will be issued will be governed by and construed in accordance with the law of the State of New York.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

Units

We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement, if required.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement relating to a specific offering of securities. We may have agreements with the underwriters, dealers and agents, as applicable, to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Gartner, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of Gartner, Inc. issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon its report and said authority.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated fees and expenses to be incurred by the registrant in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		†
Accounting fees and expenses		†
Fees and expenses of trustee		†
Printing fees		†
Miscellaneous		†

Total	$	†

*	Deferred in reliance on Rule 456(b) and 457(r).
†	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Section 102(b) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such director’s duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the DGCL or (iv) obtains an improper personal benefit. In accordance with the DGCL, Article VII of the registrant’s restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL as it may be amended, no director shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

As permitted by the DGCL, the registrant’s amended and restated bylaws provide that, under certain circumstances, the registrant shall indemnify its directors and officers against all expense, liability and loss, including attorneys’ fees, actually and reasonably incurred by such persons.

The registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended. In addition, pursuant to his employment agreement, the Company has agreed to maintain insurance and to indemnify Mr. Eugene A. Hall, the registrant’s Chief Executive Officer, to the maximum extent permitted by the registrant’s amended and restated bylaws, with such insurance coverage and indemnification to be in accordance with the registrant’s standard practices for senior executive officers but on terms no less favorable than provided to any other senior executive officer or director.

The foregoing summaries are necessarily subject to the complete text of the statute and the registrant’s restated certificate of incorporation of Incorporation and amended and restated bylaws, each of which is filed as an exhibit to this registration statement, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

(a)	The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement for debt securities.*

1.2	Form of Underwriting Agreement for preferred stock and/or depositary shares.*

1.3	Form of Underwriting Agreement for common stock.*

3.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Gartner, Inc.’s Current Report on Form 8-K filed with the SEC on July 6, 2005, File No. 001- 14443).

3.2	By-laws of Gartner, Inc. (as amended and restated through October 30, 2025) (incorporated by reference to Exhibit 3.2 to Gartner, Inc.’s Quarterly Report on Form 10-Q filed on November 4, 2025, File No. 001-14443).

4.1	Form of Indenture, among Gartner, Inc., as issuer, and U.S. Bank Trust Company, National Association, as trustee (for senior debt securities).

4.2	Form of Senior Note.*

Exhibit No.	Description of Document

4.3	Form of Indenture (for subordinated debt securities).*

4.4	Form of Subordinated Note.*

4.5	Form of Certificate for Common Stock as of June 2, 2005 (incorporated by reference to Exhibit 4.1 to Gartner, Inc.’s Current Report on Form 8-K filed with the SEC on July 6, 2005, File No. 001- 14443).

4.6	Form of Specimen Preferred Stock certificate.*

4.7	Form of Deposit Agreement, including form of Depositary Receipt.*

4.8	Form of Warrant Agreement.*

4.9	Form of Unit Agreement, including form of Unit.*

5.1	Opinion of Sullivan & Cromwell LLP regarding the validity of the securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association (for senior debt securities).

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture for subordinated debt securities.†

107	Filing Fee Table.

*	To be filed as an amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering and incorporated herein by reference.
†	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on Form 305B2 as applicable.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 12th day of November, 2025.

GARTNER, INC.

By:	/s/ Eugene A. Hall
Name: Eugene A. Hall
Title: Chief Executive Officer

The undersigned directors and officers do hereby constitute and appoint Eugene A. Hall, Craig W. Safian and Thomas Kim and any of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of November, 2025.

Signature	Title

/s/ Eugene A. Hall (Eugene A. Hall)	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Craig W. Safian (Craig W. Safian)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Peter E. Bisson (Peter E. Bisson)	Director

/s/ Richard J. Bressler (Richard J. Bressler)	Director

/s/ Raul E. Cesan (Raul E. Cesan)	Director

/s/ Karen E. Dykstra (Karen E. Dykstra)	Director

/s/ Diana S. Ferguson (Diana S. Ferguson)	Director

/s/ Anne Sutherland Fuchs (Anne Sutherland Fuchs)	Director

Signature	Title

/s/ William O. Grabe (William O. Grabe)	Director

/s/ José M. Gutiérrez (José M. Gutiérrez)	Director

/s/ Stephen G. Pagliuca (Stephen G. Pagliuca)	Director

/s/ Eileen M. Serra (Eileen M. Serra)	Director